UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 24, 2007

UFood Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-134549	83-0483725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12516-52A Avenue
Surrey, British Columbia V3X 3K3
Canada

(Address of principal executive offices)	(Zip Code)

(604) 590-8199

(Registrant’s telephone number, including area code)

UFood Franchise Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

As of July 25, 2007, UFood Restaurant Group, Inc. (formerly UFood Franchise Company) (the “Registrant”) entered into a Term Sheet, as amended on August 24, 2007 (the “Term Sheet”), with KnowFat Franchise Company, Inc. (together with its subsidiaries, “KnowFat”). KnowFat is a franchisor and operator of fast-casual food service restaurants and nutritional product retail stores that is capitalizing on the growing trend toward healthier living and eating. As contemplated by the Term Sheet, a newly-formed, wholly-owned subsidiary of the Registrant will merge with and into KnowFat (the “Merger”), as a result of which the Registrant will acquire all of the issued and outstanding capital stock of KnowFat and KnowFat will become a wholly-owned subsidiary of the Registrant.

As contemplated by the Term Sheet, effective September 24, 2007, the Registrant closed on the offer and sale (the “Note Offering”) of $1,035,000 principal amount of its 9% Convertible Promissory Notes (“Investor Notes”) to a limited number of accredited investors and non-U.S. persons pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act and Regulation S under the Securities Act. The Investor Notes are unsecured, bear interest at the rate of 9% per annum, which interest begins to accrue from issuance, and are for a term of 180 days. At maturity, the entire unpaid principal amount and all accrued and unpaid interest will be paid to the holder, unless the Investor Note is converted. The Investor Notes will become convertible and will automatically convert, as to outstanding principal amount, plus accrued and unpaid interest, into units (“Units”) of the Registrant’s securities upon the closing of the Merger. In addition, the Investor Notes will become convertible into Units, at the option of the holder, 70 days after the earlier of (i) termination of the exclusivity period provided for in the Term Sheet, if the Merger has not closed by such date, or (ii) the date of termination or abandonment of the Merger prior to the end of the exclusivity period. Each Unit will consist of one share of common stock, par value $0.001 per share (“Common Stock”), of the Registrant and one-half of a Common Stock purchase warrant (“Warrant”). Each whole Warrant will be exercisable for five years and will entitle its holder to purchase one share of Common Stock at $1.25 per share. The Investor Notes will convert into Units at a conversion price of $0.50 per Unit.

If the Registrant defaults under the Investor Notes, the full principal amount of the Investor Notes, together with interest, will, at the holder’s option, become immediately due and payable in cash. In addition, commencing five days after the occurrence of any default that results in the eventual acceleration of the Investor Note, the interest rate will increase to 15% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.

The Registrant used the $1,035,000 gross proceeds derived from its issuance of the initial Investor Notes to provide bridge financing (“Bridge Financing”) to KnowFat to enable KnowFat to meet its working capital requirements. The proceeds derived from any additional closings of Investor Notes will be used to provide additional Bridge Financing. The Bridge Financing is evidenced by a Bridge Loan Promissory Note (“Bridge Note”) and related documents. The Bridge Note is unsecured, is for a term of 120 days from the initial closing of the Bridge Financing, and bears interest at the rate of 9% per annum. All obligations under the Bridge Note will be deemed repaid in full and canceled upon the closing of the Merger.

KnowFat will begin making consecutive monthly interest only payments on the Bridge Note of accrued interest commencing 30 days from the closing of the Bridge Financing through its maturity date, at which time KnowFat will be required to repay the unpaid principal amount of the Bridge Note, together with accrued and unpaid interest.

A default by KnowFat under the Bridge Note, including but not limited to the failure to close the Merger prior to the maturity date of the Bridge Note, will cause an increase to the interest rate from 9% to 15% per annum, which increased interest rate will continue until all defaults are cured.

As a condition to consenting to the Merger and Bridge Loan, TD Banknorth, N.A., the senior lender to KnowFat, required the Registrant and KnowFat to execute a Subordination Agreement pursuant to which the Bridge Loan is expressly subordinated to the senior debt (currently aggregating approximately $1,200,000) held by the senior lender. As a result, if the Merger is not consummated, KnowFat will not be permitted to repay the Bridge Note to the Registrant until all senior debt is paid in full to the senior lender. If the Bridge Note is not repaid, the Registrant will not have the ability to repay the Investor Notes unless other proceeds become available to the registrant, of which there can be no assurance.

The Registrant engaged a placement agent for the Note Offering. For its services, the placement agent received a commission of 10% of funds raised from investors in the Note Offering, plus reimbursement of its expenses. In addition, the placement agent received warrants (“Brokers’ Warrants”) to purchase 414,000 shares of the Registrant’s common stock. The Brokers’ Warrants are exercisable for a term of seven years, at a price of $1.00 per share.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the discussion under Item 1.01 of this Report regarding the Investor Notes issued by the Registrant, which discussion is incorporated by reference into this Item 2.03.

Section 8 - Other Events

Item 8.01. Other Information

On September 25, 2007, the Registrant filed a Certificate of Amendment to its Restated Articles of Incorporation with the Secretary of State of the State of Nevada which changed its name from UFood Franchise Company to UFood Restaurant Group, Inc. The amendment was approved on September 25, 2007 by stockholders representing 68.4% of the Registrant’s issued and outstanding Common Stock.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)     Exhibits:

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFood Franchise Company

Date:September 26, 2007	By:	/s/ Brent Hahn
	Name:	Brent Hahn
	Title:	President